Exhibit 10.14

CITIGROUP GLOBAL MARKETS REALTY CORP.

390 Greenwich Street, 6th Floor

New York, New York 10013

October 1, 2004

NC Capital Corporation

18400 Von Karman, Suite 1000

Irvine, California 92612

Attention: Patrick Flanagan, President

New Century Mortgage Corporation

18400 Von Karman, Suite 1000

Irvine, California 92612

Attention: Brad Morrice, Chief Executive Officer

New Century Credit Corporation

18400 Von Karman, Suite 1000

Irvine, California 92612

Attention: Patrick Flanagan, President

Ladies and Gentlemen:

This letter agreement (the “Letter Agreement”) confirms the understanding and agreements among NC Capital Corporation (“NC Capital”), New Century Mortgage Corporation (“NC Mortgage”), New Century Credit Corporation (“NC Credit”) and Citigroup Global Markets Realty Corp. (“Citigroup”), under the terms set forth herein, regarding Citigroup’s agreement to provide a committed financing line (the “Financing Line”) to NC Capital and NC Credit in connection with certain adjustable-rate and fixed-rate, first lien and second lien mortgage loans that are originated by NC Mortgage (the “Mortgage Loans”), and amends and restates that certain letter agreement among NC Capital, NC Mortgage and Citigroup dated January 1, 2002 (the “Original Letter Agreement”).

1.	Mortgage Loans.

(a) In General. Citigroup agrees to make available to NC Capital and NC Credit the Financing Line from October 1, 2004 until December 31, 2004; provided, however, that the availability of the Financing Line may be extended beyond December 31, 2004 by mutual agreement among the parties hereto. The amount of Mortgage Loans on the Financing Line at any time shall not exceed $650,000,000; provided, however, that NC Mortgage shall have the option to increase the amount of Mortgage Loans on the Financing Line at any one time to an amount not in excess of $800,000,000; provided, further, however, that any increase in the amount of Mortgage Loans on the Financing Line in excess of $650,000,000 shall take into account the Purchase Price paid by Citigroup under the Master Repurchase Agreement dated as of May 30, 2002, between Citigroup as Buyer and New Century Funding SB-1, as amended (the

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“Repurchase Agreement”), as Seller such that the sum of the amount of Mortgage Loans on the Financing Line plus the Purchase Price paid by Citigroup under the Repurchase Agreement shall not at any time exceed $800,000,000.

(b) Servicing of the Mortgage Loans. The purchase by Citigroup of a Mortgage Loan pursuant to the Financing Line shall include the purchase of the related servicing rights for such Mortgage Loan. Unless otherwise agreed to between Citigroup and NC Capital and NC Credit, Citigroup hereby covenants and agrees to hire NC Mortgage to service; and NC Mortgage hereby covenants and agrees to service the Mortgage Loans for a term beginning on the related Settlement Date (as defined in Section 2(a) hereof) and ending on the related repurchase date as provided for in the Purchase and Sale Agreement (as defined in Section 2(a) hereof); provided that if a Termination Event (as defined in Section 4(b) hereof) has occurred, NC Mortgage shall immediately be terminated as servicer. In connection with its servicing duties, NC Mortgage can service the Mortgage Loans itself or through such other sub-servicer which Citigroup has accepted in writing, as the sub-servicer (the “Sub-Servicer”) provided that, Citigroup shall have the right to perform due diligence on any entity appointed as servicer or sub-servicer of the Mortgage Loans and may require NC Mortgage to select another servicer or sub-servicer to the extent that Citigroup is not satisfied with the results of such due diligence. The Mortgage Loans shall be serviced in accordance with the servicing provisions specified in the Pooling and Servicing Agreement, Series 2000-NC1 dated as of March 1, 2000 among Firstar Bank, N.A., U.S. Bank National Association, Salomon Brothers Mortgage Securities VII, Inc. and NC Mortgage. NC Mortgage or the Sub-Servicer shall enforce “due-on-sale” provisions to the extent permitted by law, shall administer all escrow/impound deposits, shall pay compensating interest on principal prepayments in any month up to the amount of its servicing compensation in such month and shall make all servicing advances on any Mortgage Loan (including advances of delinquent principal and interest payments). NC Mortgage or the Sub-Servicer shall be required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans through foreclosure, subject to NC Mortgage’s or the Sub-Servicer’s determination regarding recoverability. The Mortgage Loans shall be serviced for a servicing fee equal to 0.50% per annum payable monthly on the then outstanding principal balance of each Mortgage Loan (the “Servicing Fee”). Any fee payable to the Sub-Servicer shall be paid by NC Mortgage without any right of reimbursement by Citigroup. Any Sub-Servicer shall execute a letter agreement recognizing Citigroup’s interest in the Mortgage Loans in the form of Exhibit A. Notwithstanding the foregoing, in the event NC Capital or NC Credit fails to repurchase a Mortgage Loan on the related repurchase date or if a Termination Event occurs, NC Mortgage and any related Sub-Servicer will no longer be servicer with respect to such Mortgage Loan or Mortgage Loans, unless the term of servicing is extended by Citigroup in its sole discretion. In such event, Citigroup shall have the right to transfer such servicing to another servicer without payment of any fee to NC Mortgage. NC Mortgage will cooperate in good faith to effect such servicing transfer and shall pay all costs associated with such servicing transfer. In connection with a termination of NC Mortgage as servicer, none of NC Capital, NC Mortgage or NC Credit shall be responsible for the costs (other than the costs of transferring servicing files) associated with the appointment of a successor servicer.

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Notwithstanding the foregoing, the parties hereto agree that Ocwen Federal Bank FSB shall be the Sub-Servicer on behalf of NC Mortgage.

(c) Conditions Precedent to Mortgage Loan Purchases. Citigroup’s obligation to purchase any Mortgage Loans and related servicing rights which it accepts for its Financing Line shall be subject to each of the following conditions:

(i) there shall have been delivered to Citigroup a Trust Receipt issued by U.S. Bank National Association (“U.S. Bank”) with a mortgage loan schedule attached thereto and an exception report which is acceptable to Citigroup in its sole discretion, at least 24 hours prior to purchase;

(ii) Citigroup shall have had an opportunity to perform a due diligence review of each Mortgage Loan and shall have arranged for reappraisals of value with respect to each Mortgage Loan if desired by Citigroup;

(iii) NC Capital and NC Credit shall have provided to Citigroup such other documents which are then required to have been delivered under the Purchase and Sale Agreement or which are reasonably requested by Citigroup, which other documents may include UCC financing statements, a favorable opinion or opinions of counsel with respect to matters which are reasonably requested by Citigroup, and/or an officer’s or secretary’s certificate;

(iv) there shall have been delivered to Citigroup a limited guaranty of New Century Financial Corporation (“NC Financial”), in the form of Exhibit B hereto, by which NC Financial guarantees the obligations of NC Capital and NC Credit under this Letter Agreement and the Purchase and Sale Agreement; and

(v) No Termination Event has occurred and is continuing and, in SBRC’s good faith judgment, no material adverse change has occurred and is continuing with respect to the business, properties, assets or condition (financial or otherwise) of NC Capital, NC Mortgage or NC Credit.

(d) Commitment Fee. NC Capital has paid to Citigroup a commitment fee (the “Commitment Fee”) initially of 0.125% of $600,000,000 on or before the date of the Original Letter Agreement. If NC Mortgage and Citigroup agree to increase the amount of Mortgage Loans subject to the Financing Line, the Commitment Fee shall equal 0.125% of the amount in excess of $650,000,000.

(e) Information. NC Capital, NC Mortgage and NC Credit will furnish Citigroup with all financial and other information concerning NC Capital, NC Mortgage and NC Credit as Citigroup deems reasonably appropriate in connection with the performance of the services contemplated by this letter, including (without limitation) “Monthly Cash Flow Projections and Sensitivity Analyses,” and will provide Citigroup with reasonable access during normal business hours to NC Capital’s, NC Mortgage’s and NC Credit’s officers, directors, employees, accountants, and other representatives. NC Capital, NC Mortgage and NC Credit acknowledge

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and confirm that Citigroup (i) will rely on such information in the performance of the services contemplated by this letter without independently investigating or verifying any of it, (ii) assumes no responsibility for the accuracy or completeness of such information and (iii) will not disclose such information to any third party without the prior written consent of NC Capital, NC Mortgage or NC Credit, as applicable.

2.	Financing Line.

(a) In General. Pursuant to the terms of this Financing Line, Citigroup shall simultaneously purchase from, and sign a forward commitment to resell to, NC Capital and NC Credit Mortgage Loans and the related servicing rights that are deemed acceptable for such Financing Line as set forth below. The Financing Line shall be more fully documented pursuant to the Amended and Restated Purchase and Sale Agreement (“Purchase and Sale Agreement”) entered into among NC Capital, NC Credit, NC Mortgage and Citigroup, but shall provide for servicing provisions similar to those set forth in Section 1(b) of this Letter Agreement. Under the Purchase and Sale Agreement, NC Capital and NC Credit will make standard secondary market corporate representations and warranties as of the date such Purchase and Sale Agreement is executed and as of any settlement date for the purchase and sale of any Mortgage Loans pursuant to such Purchase and Sale Agreement (each such date, a “Settlement Date”) and NC Capital and NC Credit shall make standard secondary market representations and warranties with respect to each Mortgage Loan as of the Settlement Date on which such Mortgage Loan is sold to Citigroup.

The Financing Line at any one time shall be initially limited to $650,000,000 in amount of Mortgage Loans and shall have a term of one month; provided, however, NC Mortgage shall have the option to increase the amount of Mortgage Loans on the Financing Line at any one time to an amount not in excess of $800,000,000; provided, further, however, that any increase in the amount of Mortgage Loans on the Financing Line in excess of $650,000,000 shall take into account the Purchase Price paid by Citigroup under the Repurchase Agreement such that the sum of the amount of Mortgage Loans on the Financing Line plus the Purchase Price paid by Citigroup under the Repurchase Agreement shall not at any time exceed $800,000,000.

Except as described below, the “Purchase Price” with respect to each Mortgage Loan and related servicing rights which conforms to the Underwriting Standards of NC Mortgage which were most recently reviewed and approved by Citigroup and which is not a Special Risk Mortgage Loan (as defined in Section 2(b) hereof), a High Balance/High LTV Mortgage Loan (as defined in Section 2(c) hereof) or a Fallout Mortgage Loan (as defined in Section 2(d) hereof) (a “Standard Mortgage Loan”) shall be equal to the lesser of (i) 100.00% of the unpaid principal balance of such Standard Mortgage Loan and (ii) the fair market value of such Standard Mortgage Loan in Citigroup’s sole discretion. The “Purchase Price” for each Special Risk Mortgage Loan and related servicing rights shall be equal to the amount determined in accordance with the provisions of Section 2(b)(ii) hereof, the “Purchase Price” for each High Balance/High LTV Mortgage Loan and related servicing rights shall be equal to the amount determined in accordance with the provisions of Section 2(c)(ii) hereof and the “Purchase Price” for each Fallout Mortgage Loan and related servicing rights shall be equal to the amount

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determined in accordance with the provisions of Section 2(d)(ii) hereof. Notwithstanding the foregoing, the “Purchase Price” for each Mortgage Loan will be reduced by the amount of any Collateral Value Deficiency paid by NC Capital or NC Credit with respect to such Mortgage Loan.

The repurchase price shall reflect the agreed upon return to Citigroup for providing the Financing Line (the “Financing Cost”). With respect to any Mortgage Loan subject to the Financing Line, the Financing Cost shall equal One Month LIBOR (as defined herein) plus 0.67%. NC Capital shall retain principal and interest on any Mortgage Loans subject to the Financing Line.

“One Month LIBOR” means the 30 day London Interbank Offered Rate as of 11:00 a.m. (London time) on a date, as indicated on page number 3750 of the Telerate Service (rounded upwards if necessary to the nearest whole multiple of 1/16%). If One Month LIBOR cannot be determined by reference to the Telerate Service, then One Month LIBOR shall mean the rate determined by Citigroup in its sole discretion. Citigroup shall have the sole discretion to reset One Month LIBOR daily.

The maximum amount of Special Risk Mortgage Loans on the Financing Line shall not exceed 4% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time.

The maximum amount of High Balance Mortgage Loans (Mortgage Loans with unpaid principal balances greater than $1,000,000) on the Financing Line shall not exceed 2% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time.

The maximum amount of High LTV Mortgage Loans (Mortgage Loans with a loan-to-value ratio in excess of 90.00%) on the Financing Line shall not exceed 4% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time.

The maximum amount of Fallout Mortgage Loans on the Financing Line shall not exceed 12.5% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time.

The Special Risk Mortgage Loans, the High Balance/High LTV Mortgage Loans and the Fallout Mortgage Loans are collectively referred to herein as the “Non-Standard Mortgage Loans”; and together with the Standard Mortgage Loans, the “Mortgage Loans”.

Each of NC Capital and NC Credit shall have the right to add Mortgage Loans to the Financing Line up to eight times each month. Standard Mortgage Loans may be removed from the Financing Line up to eight times a month (one of which shall be on the roll date). Non-Standard Mortgage Loans may be removed from the Financing Line with 24 hours prior written notice by NC Capital and NC Credit to Citigroup.

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(b) Special Risk Mortgage Loans. A “Special Risk Mortgage Loan” is defined as any Mortgage Loan (i) that is a second lien Mortgage Loan; (ii) that is a first lien Mortgage Loan with an unpaid principal balance of less than $50,000. Special Risk Mortgage Loans shall be subject to the following qualifications with respect to the Financing Line:

(i) the maximum Financing Line with respect to Special Risk Mortgage Loans shall equal 4% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time (of which no more than 2% shall be second lien Mortgage Loans and no more than 2% shall be first lien Mortgage Loans that have unpaid principal balances less than $50,000);

(ii) with respect to the Special Risk Mortgage Loans, the Purchase Price shall be equal to the lesser of (i) 80.00% of the unpaid principal balance of such Special Risk Mortgage Loan and (ii) the fair market value of such Special Risk Mortgage Loan in Citigroup’s sole discretion.

(c) High Balance/High LTV Loans. A “High Balance/High LTV Mortgage Loan” is defined as any Mortgage Loan (i) with an unpaid principal balance in excess of $1,000,000; (ii) that has a loan-to-value ratio in excess of 90.00% (up to a maximum of 95.00%); or (iii) that is a first lien mortgage loan with a loan-to-value ratio in excess of 95.00% (up to a maximum of 100.00%). High Balance/High LTV Mortgage Loans shall be subject to the following qualifications with respect to the Financing Line:

(i) the maximum Financing Line with respect to Mortgage Loans with an unpaid principal balance in excess of $1,000,000 shall equal 2% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time;

(ii) the maximum Financing Line with respect to Mortgage Loans with loan-to-value ratios in excess of 90.00 (up to a maximum of 95.00%) shall equal 4% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time;

(iii) the maximum Financing Line with respect to first lien Mortgage Loans with loan-to-value ratios in excess of 95.00% (up to a maximum of 100.00%) shall equal 2% of the maximum amount of the Financing Line;

(iv) with respect to the High Balance/High LTV Mortgage Loans, the Purchase Price shall be the lesser of (i) 100.00% of the unpaid principal balance of such High Balance/High LTV Loan and (ii) the fair market value of such High Balance/High LTV Loan in Citigroup’s sole discretion.

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(d) Fallout Mortgage Loans. A “Fallout Mortgage Loan” is defined as any Mortgage Loan which was removed from the Financing Line by NC Capital or NC Credit, as applicable, and sold to a third party in a whole loan sale or securitization and which was subsequently rejected by the buyer in such whole loan sale or removed from such securitization due to any of the following: (i) failure of such Mortgage Loan to comply with applicable federal and state laws (any such Fallout Mortgage Loan, a “Non-Compliant Fallout Mortgage Loan”); (ii) rejection of the credit profile of the borrower of such Mortgage Loan (any such Fallout Mortgage Loan, a “Credit Risk Fallout Mortgage Loan”) or (iii) rejection of the appraisal relating to such Mortgage Loan (any such Fallout Mortgage Loan, a “Appraisal Risk Fallout Mortgage Loan”). Fallout Mortgage Loans shall be subject to the following qualifications with respect to the Financing Line:

(i) the maximum Financing Line with respect to Fallout Mortgage Loans shall equal 12.5% of the aggregate principal balance of all of the Mortgage Loans on the Financing Line at any one time (of which no more than 1% shall be Non-Compliant Fallout Mortgage Loans, no more than 7% shall be Credit Risk Fallout Mortgage Loans and no more than 4.5% shall be Appraisal Risk Fallout Mortgage Loans);

(ii) with respect to any Non-Compliant Fallout Mortgage Loan that is not delinquent, the Purchase Price shall be the lesser of (i) 98% of the unpaid principal balance of such Non-Compliant Fallout Mortgage Loan and (ii) the market value of such Non-Compliant Fallout Mortgage Loan as determined by Citigroup acting in good faith; provided, however, with respect to any Non-Compliant Fallout Mortgage Loan that (a) is 30 days delinquent, (b) has been 30 days delinquent at least once in the preceding 12 months or (c) is more than 180 days past the date of its origination, the Purchase Price shall be the lesser of (i) 90% of the unpaid principal balance of such Non-Compliant Fallout Mortgage Loan and (ii) the market value of such Non-Compliant Fallout Mortgage Loan as determined by Citigroup acting in good faith, until such Non-Compliant Fallout Mortgage Loan (a) goes into foreclosure or (b) becomes 90 days delinquent or (c) reaches 365 days past the date of its origination, at which time such Non-Compliant Fallout Mortgage Loan shall be financed pursuant to the terms of the Master Loan and Security Agreement, dated April 1, 2000 (the “Loan and Security Agreement”), among NC Mortgage, NC Capital and Salomon Brothers Realty Corp.

(iii) with respect to any Credit Risk Fallout Mortgage Loan that is not delinquent, the Purchase Price shall be the lesser of (i) 98% of the unpaid principal balance of such Credit Risk Fallout Mortgage Loan and (ii) the market value of such Credit Risk Fallout Mortgage Loan as determined by Citigroup acting in good faith; provided, however, with respect to any Credit Risk Fallout Mortgage Loan that (a) is 30 days delinquent or (b) has been 30 days delinquent at least once in the preceding 12 months or (c) is more than 180 days past the date of its origination, the Purchase Price shall be the lesser of (i) 90% of the unpaid principal balance of such Non-Compliant Fallout Mortgage Loan and (ii) the market value of such Credit Risk Fallout Mortgage Loan as determined by Citigroup acting in good faith, until such Credit Risk Fallout Mortgage Loan (a) goes into foreclosure or (b) becomes 90 days delinquent or (c) reaches 365 days past the date of its origination, at which time such Credit Risk Fallout Mortgage Loan shall be financed pursuant to the terms of the Loan and Security Agreement.

(iv) (A) with respect to any Appraisal Risk Fallout Mortgage Loan that is not delinquent, the Purchase Price shall be the lesser of (i) 90% of the unpaid principal balance of such Appraisal Risk Fallout Mortgage Loan and (ii) the market value of such Appraisal Risk Fallout Mortgage Loan as determined by Citigroup acting in good faith;

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(B) with respect to any Appraisal Risk Fallout Mortgage Loan that is 30 days delinquent, the Purchase Price shall be 85% of the lesser of (i) the unpaid principal balance of such Appraisal Risk Fallout Mortgage Loan and (ii) the BPO of such Appraisal Risk Fallout Mortgage Loan;

(C) with respect to any Appraisal Risk Fallout Mortgage Loan that is 60 days delinquent, the Purchase Price shall be 80% of the lesser of (i) the unpaid principal balance of such Appraisal Risk Fallout Mortgage Loan and (ii) the BPO of such Appraisal Risk Fallout Mortgage Loan; and

(D) with respect to any Appraisal Risk Fallout Mortgage Loan that is 90 days or more delinquent, the Purchase Price shall be 65% of the lesser of (i) the unpaid principal balance of such Appraisal Risk Fallout Mortgage Loan and (ii) the BPO of such Appraisal Risk Fallout Mortgage Loan.

“BPO” shall mean a broker’s price opinion, obtained at the expense of NC Mortgage, prepared by a duly licensed real estate broker who has no interest, direct or indirect, in the Mortgage Loan or in NC Mortgage, NC Capital or NC Credit or any affiliate of NC Mortgage, NC Capital or NC Credit and whose compensation is not affected by the results of the broker’s price opinion and which valuation indicates the expected proceeds for a sale of the related mortgaged property and, with respect to any condominium development or planned unit development that was not Fannie Mae or Freddie Mac approved, the amount, if any, by which the valuation was decreased as a result of such lack of approval, and includes certain assumptions, including those as to the condition of the interior of the applicable mortgaged property and marketing time; provided, however, that the vendor providing such BPO must be approved by Citigroup.

Citigroup hereby approves the following vendors: Hanson Quality Loan Services, Nationwide Appraisal Services Corp., Ocwen Federal Bank FSB, Premiere Real Estate Services, Inc., Ball Asset Management and Goodman Dean Corporate Real Estate Services.

Citigroup has the right to obtain a new BPO and to perform due diligence on any Mortgage Loan subject to this Financing Line, at the expense of NC Mortgage, every three (3) months; provided, however, that the costs of such BPO and/or due diligence shall not exceed $25,000 in the aggregate; provided, further, that such $25,000 cap shall not apply to any BPO obtained or due diligence performed with respect to any Fallout Mortgage Loan.

Notwithstanding the foregoing, with respect to any Mortgage Loan that remains subject to the Financing Line following 120 days from the date of origination of such Mortgage Loan and not previously classified as a Fallout Mortgage Loan, the Purchase Price shall be the Purchase Price for a Non-Compliant Fallout Mortgage Loan, a Credit Risk Fallout Mortgage Loan or an Appraisal Risk Fallout Mortgage Loan, as applicable.

No Mortgage Loan shall be subject to the terms of the Financing Line if: (i) the unpaid principal balance of such Mortgage Loan exceeds $1,500,000 or (ii) such Mortgage Loan has a

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loan-to-value ratio greater than 95.00%. Furthermore, no Mortgage Loan the mortgagor of which had a FICO score of less than 500 or any Mortgage Loan originated in accordance with Section 32 of the Homeownership and Equity Protection Act of 1994 shall be subject to this Financing Line.

Each of NC Capital, NC Mortgage and NC Credit agrees to provide written notification to Citigroup of any material change in its loan origination, acquisition or appraisal guidelines or practices and if any of NC Capital, NC Mortgage or NC Credit fails to provide such notification without Citigroup’s consent, Citigroup shall have the right to refuse to provide financing for any Mortgage Loan originated, acquired or appraised under such materially different guidelines.

(e) Mark-to-Market. If with respect to any Mortgage Loan, Citigroup at any time determines, in its sole discretion, that there exists a Collateral Value Deficiency (as defined below) and Citigroup notifies NC Capital or NC Credit, as applicable, in writing of such Collateral Value Deficiency, NC Capital or NC Credit, as applicable, shall, no later than one (1) Business Day after receipt of such notice, pay to Citigroup an amount equal to such Collateral Value Deficiency, such that after giving effect to such payment, the Collateral Value Deficiency is reduced to zero. With respect to any Mortgage Loan, a “Collateral Value Deficiency” shall mean any time the excess, if any, of (a) the outstanding Purchase Price of such Mortgage Loan as defined in Section 2(a) hereof over (b) the Market Value of such Mortgage Loan. “Market Value” shall mean, as of any date in respect of any Mortgage Loan, the value of such Mortgage Loan as determined by Citigroup in its sole discretion. Citigroup shall have the right to mark-to-market any Mortgage Loan on a daily basis.

(f) Mortgage Loan Schedule. No Mortgage Loan shall be included in the Financing Line unless NC Capital or NC Credit, as applicable, shall have delivered to Citigroup at least 48 hours prior to such inclusion, a magnetic tape, in a format acceptable to Citigroup, consisting of the loan characteristics agreed upon by Citigroup and NC Capital and NC Credit, with respect to each Mortgage Loan.

(g) Marketing of Mortgage Loans. Citigroup may (subject to the consent of NC Capital or NC Credit, as applicable, unless a Termination Event has occurred) market the Non-Standard Mortgage Loans on behalf of NC Capital or NC Credit, as applicable, for a purchase price acceptable to NC Capital or NC Credit, as applicable, and shall provide NC Capital or NC Credit, as applicable, with a copy of a trade ticket or letter of intent with respect to any commitment to sell such Mortgage Loans.

(h) Hedging. NC Capital will have the option to establish one or more securities or commodities accounts at Salomon Smith Barney Inc. and to enter into transactions in such accounts (and only in such accounts) that are intended to hedge the interest rate risk on related Mortgage Loans included in the Financing Line.

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3.	Reserved.

4.	Termination.

(a) Each of NC Capital and NC Credit shall have the right to terminate its obligations hereunder upon (i) any material default by Citigroup of its obligations under this Letter Agreement which is not cured within 30 days following written notice of such default to Citigroup by NC Capital and NC Credit.

(b) Citigroup shall have the right to terminate this Letter Agreement upon the occurrence of any of the following events (each, a “Termination Event”):

(i) Reserved;

(ii) Citigroup shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of NC Capital or NC Credit and such information and/or responses shall not have been provided within three business days of such request;

(iii) Either (A) a change in control of NC Capital or NC Credit shall have occurred without the consent of Citigroup, other than in connection with and as a result of the issuance and sale by NC Capital of registered, publicly offered common stock; or (B) Citigroup determines in its sole discretion that any material adverse change has occurred in the management of NC Capital or NC Credit;

(iv) There is (A) a material breach by NC Capital or NC Credit of any representation and warranty set forth on Exhibit C hereto, and Citigroup has reason to believe in good faith either that such breach is not curable within 30 days or that such breach may not have been cured in all material respects at the expiration of 30 days following discovery thereof by NC Capital or NC Credit or (B) a failure by NC Capital or NC Credit to make any payment payable by it under the Purchase and Sale Agreement or (C) any other failure by NC Capital or NC Credit to observe and perform in any material respect its material covenants, agreements and obligations with Citigroup, including without limitation those contained in the Purchase and Sale Agreement, and Citigroup has reason to believe in good faith that such failure may not have been cured in all material respects at the expiration of 30 days following discovery thereof by NC Capital or NC Credit;

(v) There shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of Citigroup, impracticable to continue the commitment;

(vi) A default by NC Residual II Corporation under the provisions of the Global Master Repurchase Agreement, dated as of December 11, 1998, between Salomon Smith Barney Inc., as agent for Salomon Brothers International Ltd. and NC Residual II Corporation; or

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(vii) NC Capital or NC Credit default in the payment of the amount of any Collateral Value Deficiency for more than one (1) Business Day after receipt of written notice of such Collateral Value Deficiency as provided in Section 2(d) hereof;

provided, that Citigroup shall have the right to dispose of any collateral held by Citigroup pursuant to this Letter Agreement. In connection with a Termination Event under this Section 4, Citigroup shall have the right to transfer servicing as provided in Section 1(b).

With respect to any Termination Event set forth under (b)(i), (ii), (iii) or (v) above, Citigroup will refund the Commitment Fee less an amount equal to the Commitment Fee multiplied by a fraction the numerator of which is the number of days the Mortgage Loans were subject to the Financing Line and the denominator of which is 365.

(c) Subject to the provisions of this Section 4, this Letter Agreement shall terminate on December 31, 2004; provided, however, that the parties hereto may, upon mutual agreement, extend the term of this Letter Agreement beyond December 31, 2004.

Notwithstanding any other provision of this Section 4, any grace or notice period provided herein in respect of a notice to be given or action to be taken by Citigroup (other than with respect to the notice provided by Citigroup in Section 4(c)(ii)) may be shortened or eliminated by Citigroup if, in its sole good faith discretion, it is unreasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the Mortgage Loans involved, the extent and nature of any Termination Event (or events which with the giving of such notice and passage of time would constitute Termination Events) and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

5.	General Provisions.

(a) Citigroup’s Discretion. It is understood that Citigroup shall have absolute discretion in determining whether to accept or reject any Mortgage Loan. Notwithstanding the foregoing, however, subject to NC Capital’s and NC Credit’s representations, warranties and covenants as set forth herein and in any related agreements, all Mortgage Loans originated by NC Mortgage in accordance with the underwriting standards of NC Mortgage which were most recently approved by Citigroup shall be eligible for financing under the Financing Line in accordance with the terms hereof. It is further understood that Citigroup shall have absolute discretion in determining whether any Mortgage Loan is a Standard Mortgage Loan or Non-Standard Mortgage Loan and Citigroup shall have the right to approve or disapprove any Mortgage Loan with an unpaid principal balance in excess of $1,000,000 (for which such Mortgage Loans, NC Capital or NC Credit, as applicable, shall have obtained two appraisals).

(b) Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of laws principles).

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(c) Amendment or Waiver. This Letter Agreement may not be amended or modified except in writing signed by each of the parties hereto.

(d) Counterparts. This Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

(e) Severability Clause. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Letter Agreement shall deprive any party of the economic benefit intended to be conferred by this Letter Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Letter Agreement without regard to such invalidity.

(f) No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

(g) Further Agreements. NC Mortgage, NC Capital, NC Credit and Citigroup each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Letter Agreement.

(h) Termination. Other than those sections intended to survive in the letter agreement dated June 1, 2001 among NC Mortgage, NC Capital and Citigroup, such letter agreement is hereby terminated.

(i) Expenses. NC Capital shall pay the expenses of Thacher Proffitt & Wood, LLP, counsel for Citigroup, in connection with the Financing Line and any amendment thereto, which fees and expenses will not exceed $20,000 in connection with the Financing Line and will not exceed a negotiated cap between the parties in connection with each amendment thereto, if any.

[Signature Page Follows]

Please confirm that the foregoing is in accordance with your understanding by signing this letter of agreement and two enclosed copies and returning to us the enclosed copies. The letter signed by you shall constitute a binding agreement between us as of the date first above written.

Yours sincerely,

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ Evan Mitnick
Name:	Evan Mitnick
Title:	Director

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	President

NC CAPITAL CORPORATION

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Chief Executive Officer

NEW CENTURY CREDIT CORPORATION

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	President

EXHIBIT A

FORM OF RECOGNITION LETTER

Citigroup Global Markets Realty Corp.

390 Greenwich Street, 6th Floor

New York, NY 10013

Attention:	Mr. James Xanthos
Facsimile No. (212) 723-8604

Re:	[Name and Date of ] Servicing Agreement (“Agreement”) between

[Name of Sub-Servicer] and New Century Mortgage Corporation

Ladies and Gentlemen:

The undersigned,                      (“Sub-Servicer”), having an address at                     ,              Attention:                     , has been informed by New Century Mortgage Corporation (“NC Mortgage”) that NC Mortgage, NC Capital Corporation (“NC Capital”) and New Century Credit Corporation (“NC Credit”) from time to time enters into transactions with you (“Citigroup”) in which Citigroup purchases mortgage loans (including the related servicing rights) serviced by Sub-Servicer for NC Mortgage pursuant to the captioned Agreement, and NC Capital and NC Credit, as applicable, agrees to repurchase such mortgage loans (and related servicing rights) on specified future dates (the agreement that provides for such purchases and repurchases, the “Purchase and Sale Agreement”). NC Mortgage has requested that Sub-Servicer provide this letter agreement to Citigroup in order to, and Sub-Servicer hereby agrees to, acknowledge that Citigroup owns the servicing rights and, upon a written notice to Sub-Servicer from Citigroup that NC Capital or NC Credit, as applicable, failed to repurchase a Mortgage Loan on the related repurchase date or if NC Capital or NC Credit defaults under the Purchase and Sale Agreement and upon written notice to Sub-Servicer from U.S. Bank National Association (“Custodian”) that Custodian holds specified mortgage loans (the “Citigroup Loans”) for Citigroup, that Sub-Servicer will no longer be sub-servicer with respect to the Citigroup Loans, unless the term of sub-servicing is extended by Citigroup in its sole discretion. NC Capital, NC Mortgage and NC Credit hereby agree to indemnify Sub-Servicer for any loss, liability, damage, judgment, cost or expense in any way related to the exercise of such termination by Citigroup with respect to the Citigroup Loans. Any fee payable to the Sub-Servicer shall be paid by NC Mortgage without any right of reimbursement by Citigroup.

Yours sincerely,

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Title:

NC CAPITAL CORPORATION

By:
Name:
Title:

NEW CENTURY MORTGAGE CORPORATION

By:
Name:
Title:

NEW CENTURY CREDIT CORPORATION

By:
Name:
Title:

[SUB-SERVICER]

By:
Name:
Title:

EXHIBIT B

FORM OF LIMITED GUARANTY

EXHIBIT C

REPRESENTATIONS AND WARRANTIES

Each of NC Capital and NC Credit hereby represent, warrant and covenant to Citigroup as of the date of this Agreement and as of each date a Mortgage Loan is purchased hereunder each Purchase Date:

(i) It is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) It has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. It has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by Citigroup constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii) The execution and delivery of this Agreement by it and the performance of and compliance with the terms of this Agreement will not violate its articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which it is a party or which may be applicable to the it or its assets;

(iv) It is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over it or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of it or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi) Immediately prior to the payment of the Purchase Price for a related Mortgage Loan, it was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by Citigroup, in the event that it retains record title, it shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Citigroup as the owner thereof;

(vii) There are no actions or proceedings against, investigations known to it of, it before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the it of its obligations under, or validity or enforceability of, this Agreement;

(viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(ix) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of it, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by it pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(x) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and

(xii) With respect to each Mortgage Loan, it is in possession of a complete Mortgage File, except for such documents as have been delivered to U.S. Bank.

NC Credit further hereby represents, warrants and covenants to Citigroup as of the date of this Agreement and as of each date a Mortgage Loan is purchased hereunder each Purchase Date that it (i) is a qualified REIT subsidiary of New Century Financial Corporation (f/k/a New Century REIT, Inc.), and (ii) is in compliance with the provisions of the Internal Revenue Code of 1986, as amended, governing its REIT status.